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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57991) pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, NY Plant of our report dated June 7, 2004, with respect to the financial statements and schedule of the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, NY Plant included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                           /s/ Ernst & Young LLP

Houston, Texas
June 22, 2004

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